MHM
COUNT ON MHM

December 13, 2007

U.S. Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549

We have reviewed the American Dairy, Inc. Form 8-K dated December 13, 2007, and agree with comments made in Item 4.01 of this filing concerning our firm.

Murrell, Hall, McIntosh & Co PLLP

Murrell, Hall, McIntosh & Co. PLLP
Oklahoma City, Oklahoma
December 13, 2007